Exhibit 10.8

Borç Alan sıfatıyla

Mapa İnşaat ve Ticaret A.Ş.

ile

Borç Veren sıfatıyla

MNG Havayolları ve Taşımacılık A.Ş.

arasında imzalanan

Borç Sözleşmesi

Loan Agreement

between

Mapa İnşaat ve Ticaret A.Ş.

as Borrower

and

MNG Havayolları ve Taşımacılık A.Ş.

as Lender

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İşbu BORÇ SÖZLEŞMESİ (“Sözleşme”), 2022 tarihinde, This LOAN AGREEMENT (the “Agreement”) is entered into on 2022, BETWEEN: (1) €ŠTürkiye Cumhuriyeti kanunlarina uygun olarak kurulmuş, kayıtlı adresi Wow Convention Center İdtm Bakirköy/İstanbul, Türkiye adresinde bulunan ve İstanbul Ticaret Siciline 368377-0 sicil numarası ile kayitli bulunan MNG Havayolları ve Taşımacılık A.Ş. (“Borç Veren”); ve (1) €ŠMNG Havayolları ve Taşımacılık A.Ş., a company incorporated in the Republic of Türkiye with registered number 368377-0 registered before İstanbul Trade Registry and having its registered office at Wow Convention Center İdtm Bakirköy/İstanbul, Türkiye (the “Lender”); and (2) €ŠTürkiye Cumhuriyeti kanunlarina uygun olarak, kayıtlı adresi Uğur Mumcu Cad. No: 88 Gaziosmanpaşa-Çankaya/Ankara, Türkiye adresinde bulunan ve Ankara Ticaret Siciline 38077 sicil numarasi ile kayıtlı bulunan Mapa İnşaat ve Ticaret A.Ş. (“Borç Alan”), (2) €ŠMapa İnşaat ve Ticaret A.Ş., a company incorporated in the Republic of Türkiye with registered number 38077 registered before Ankara Trade Registry and having its registered office at Ugur Mumcu Cad. No:88 Gaziosmanpaşa-Çankaya/Ankara, Türkiye (the “Borrower”). arasindaimzalanmiştir. Borç Alan ve Borç Verenden her biri bundan böyle ayri “Taraf” ve birlikte “Taraflar” olarak anılacaktır. Each of the Borrower and the Lender shall hereinafter be referred to individually as a “Party” and collectively as the “Parties”. ŞÖYLE Kİ: WHEREAS: (A)   €Šİşbu Sözleşme tarihinde Borç Alan, Borç Verenin ihraç edilmiş sermayesinin yaklaşık %74’ünün sahibidir. (A)   €ŠAs of the date of this Agreement, the Borrower owns approximately 74% of the issued share capital of the Lender. (B)   €ŠBorç Veren ve Borç Alan, Borç Verenin Borç Alana 918.219.600,18 TL’ye kadar borç vermesi konusunda anlaşmışlardır. (B)   €ŠThe Lender and the Borrower have agreed that the Lender shall extend a loan in the amount of up to TRY 918,219,600.18 to the Borrower. ŞİMDİ, BUNA BİNAEN, yukarida yer alan ve aşağida belirtilecek anlaşmalar ve koşullar dikkate alınarak, Taraflar aşağidaki konularda anlaşmışlardır: NOW, THEREFORE, in consideration of the foregoing and the agreements, and conditions hereinafter set forth, the Parties have agreed as follows: 1. TANIMLAR 1. DEFINITIONS 1.1. Tanimlar 1.1. Definitions İşbu Sözleşmede (işbu Sözleşmenin girişi de dahil olmak üzere), büyük harfle yazilan terimler ve ifadeler, bağlamin aksini gerektirdiği durumlar dışında ve burada aksi belirtilmedikçe, aşagida kendilerine atfedilen anlama sahip olacaktır: In this Agreement (including the recitals hereto), capitalised terms and expressions shall, except where the context otherwise requires and save where otherwise defmed herein, have the meaning ascribed to them below: “İş Günü” İstanbul, Türkiye’de bankalarin genel işler için açik olduğu bir gün (Cumartesi veya Pazar hariç) anlamina gelmektedir. “Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in İstanbul, Turkey.

“Nihai Vade Tarihi” Madde 5’te (Borcun Geri Ödenmesi ve Fesih) bu terime verilen anlama gelmektedir. “Final Maturity Date” has the meaning given to such term in Clause 5 (Repayment of the Loan and Termination). “Faiz Dönemi” Borcun herhangi bir kullandırımına ilişkin olarak, son Faiz Döneminin Nihai Vade Tarihinde (veya daha sonra olması halinde, ilgili ödeme yükümlülüğünün Madde 5’in (Borcun Geri Ödenmesi ve Fesih) (a) bendi uyarınca muaccel hale geldiği tarihte) sona ermesi kaydıyla, söz konusu kullandırım tarihinden itibaren başlayan birbirini izleyen her altı (6) aylık dönem anlamına gelmektedir. “Interest Period” means, in respect of any disbursement of the Loan, each consecutive six (6) month period starting from the date of such disbursement, provided that the last Interest Period shall end on the Final Maturity Date (or, If later, on the date on which the relevant payment obligation becomes due and payable pursuant to paragraph (a) of Clause 5 (Repayment of the Loan and Termination)). “Faiz Oranı” yıllık yüzde on altı (%16) anlamına gelmektedir. “Interest Rate” means sixteen per cent. (16%) per annum. “Borç” Madde 2’de (Borç) bu terime verilen anlama gelmektedir. “Loan” shall h ve the meaning given to that term in Clause 2 (Loan). 1.2. Sözleşmenin Yorumlanması 1.2. Interprétation (a) €Šİşbu Sözleşmede, aksi belirtilmedikçe: (a) €ŠIn this Agreement, and unless otherwise specifled: (i) bir Tarafa yapılan herhangi bir atıf, onun haleflerini, temlik ve devir alanlarını da içerir; ve (i) any reference to a Party includes its successors, transférées and assignées; and (ii) işbu Sözleşmeye veya başka bir sözleşmeye veya senede yapılan herhangi bir atıf, söz konusu belgenin tadil edilmiş, yeniden düzenlenmiş veya tamamlanmış haline atıfta bulunuldugu şeklinde yorumlanacak ve uygulanabilir olması halinde, yenileme yoluyla ikame edileceği herhangi bir şekli de içerecektir. (ii) any reference to this Agreement or any other agreement or deed shall be construed as a reference to such document as potentially amended, restated or completed and includes, if applicable, any act to which it would h ve been substituted by way of novation. (b) İşbu Sôzlesmede, baglam aksini gerektlrmedikçe: (b) In this Agreement, and unless the context otherwise requires: (i) maddelere, paragraflara ve eklere yapılan atıflar, işbu Sözleşmenin maddelerine, paragraflarına ve eklerine yapılan atıflar olarak yorumlanacak ve işbu Sözleşmeye yapılan atıflar eklerini de içerecektir; ve (i) réferences to clauses, paragraphs and schedules shall be construed as réferences to clauses, paragraphs and schedules of this Agreement and the référencés to this Agreement includes its schedules; and (ii) büyük harfle başlayan ve çogulu içeren terim ve Ifadeler teklli de Içerecek ve bunun tersl de geçerli olacaktir. (ii) terms and expressions beginnlng with a capital letter entailing the plural shall include the singular and vice versa. (c) Madde ve paragraf başhklan sadece referons kolayligi saglamak amaciyla eklenmiştlr ve bu Sözleşmenin yorumlanmasinda dikkate alinmayacaktir. (c) Clauses and paragraph headings are inserted for convenlence of reference only and shall be ignored in the interprétation of this Agreement. 2. BORÇ 2. LOAN

İşbu Sözleşme hükümlerine tabi olarak, Borç Veren, Borç Alanın işletme sermayesi ihtiyaçlarının finanse edilmesi amacıyla Borç Alana 918.219.600,18 TL'ye kadar nakdi borcu ("**Borç**") hangisi daha önce ise (i) Nihai Vade Tarihine veya (ii) işbu Sözleşmenin feshedildiği tarihe kadar sağlayacaktır. Şüpheye mahal vermemek adına Borç, Borç Alan tarafından, herhangi bir iştiraki aracılığıyla da dâhil olmak üzere, doğrudan veya dolaylı olarak, Borç Verenin herhangi bir yönetim kurulu üyesine veya yöneticisine (veya eşdeğerine) şahsi borç sağlamak, düzenlemek veya yenilemek amacıyla kullanılamaz.	Subject to the terms of this Agreement, the Lender makes available to the Borrower a loan in the amount of up to TRY 918,219,600.18 ("**Loan**") to finance the working capital needs of the Borrower, which shall be available for the use of the Borrower in cash until the earlier of (i) the Final Maturity Date; and (ii) the date on which this Agreement is terminated. For the avoidance of doubt, the Loan may not be used by the Borrower, directly or indirectly, including through any subsidiary, to extend or maintain credit, to arrange for the extension of credit, or to renew an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Lender.
3. KULLANDIRIM	**3. DISBURSEMENT**
3.1. Borcun kullandırımı münferit dilimler halinde gerçekleşebilir. İlgili dilimin kullanılabilmesi için Borç Alanın Borcun ilgili diliminin kullanımından önce bir borç kullandırım bildiriminde bulunması gerekecektir.	**3.1.** The disbursement of the Loan may occur in individual tranches. In order to utilize the relevant tranche, the Borrower shall be required to serve a drawdown notice prior to the utilization of the relevant tranche of the Loan.
3.2. Borç Veren, hiçbir koşul altında, Borcun tamamını veya bir kısmını kullandırma yükümlülüğü altında olmayacaktır. Şüpheye mahal vermemek adına Borç Veren, Borç Alana herhangi bir Borç kullandırımı yapmaktan kaçınma konusunda mutlak takdir yetkisine sahiptir.	**3.2.** The Lender shall not be, under any circumstances, under the obligation to participate in all or part of the disbursement of the Loan. For the avoidance of doubt, the Lender has the sole discretion to refrain from making any Loan disbursement to the Borrower.
3.3. Borç kullandırımları TL cinsinden olacaktır. Bununla birlikte Borç Veren, (i) Borç Veren tarafından kabul edilmesi, (ii) yürüklükteki yasalara uygun olması ve (iii) Borcun borçlandırması ve bu kapsamda yapılacak geri ödemelerin/ödemelerin TL cinsiden kaydedilmesi koşuluyla, borç tutarının döviz karşılığını (ilgili kullandırım tarihinde o zamanki döviz kuruna göre hesaplandığı şekilde) kullandırma hakkına sahip olacaktır.	**3.3.** All disbursements of the Loan shall be in TRY. Notwithstanding the foregoing, the Lender shall be entitled to disburse the FX equivalent of the amount to be disbursed (as calculated on the relevant utilization date based on the then-current exchange rate) provided that the same is (i) agreed by the Lender, (ii) in accordance with the applicable law and (iii) the Loan is booked as a TRY-denominated loan in terms of the indebtedness and repayments / payments to be made thereunder.
3.4. Borç Veren, Borcun ilgili dilimlerini Borç Alan tarafından belirtilen banka nezdindeki ilgili hesaba aktaracaktır.	**3.4.** The Lender shall transfer the relevant tranches of the Loan to such account with such bank as specified by the Borrower.
3.5. Taraflar, Borcun 918.219.600,18 TL tutarındaki kısmının işbu Sözleşme tarihi itibarıyla Borç Alana kullandırılmış olduğunu kabul ve teyit ederler.	**3.5.** The Parties agree and confirm that a part of the Loan in the amount of TRY 918,219,600.18 has been disbursed to the Borrower as of the date of this Agreement.
4. FAİZ	**4. INTEREST**

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4.1.	**Faiz Oranı ve Faiz Ödemesi**	**4.1.**	**Interest Rate and Interest Payment**
(a)	Borca uygulanacak faiz oranı her bir Faiz Dönemi için Faiz Oranı olacaktır.	(a)	The rate of interest on the Loan for each Interest Period shall be the Interest Rate.
(b)	Faiz, geçen fiili gün sayısı ve üç yüz altmış (360) günlük bir yıl esas alınarak hesaplanacaktır.	(b)	Interest shall be calculated on the basis of the actual number of days elapsed and a year of three hundred sixty (360) days.
(c)	Faiz, Borç ile ilgili olarak her Faiz Dönemi boyunca tahakkuk edecek ve her Faiz Döneminin son gününde kapitalize edilerek Borca eklenecektir.	(c)	Interest shall accrue during each applicable Interest Period in respect of the Loan and shall be capitalised and added to the Loan on the last day of each Interest Period.
(d)	Faizler kapitalize edildikten sonra Borcun anapara tutarının parçası olarak kabul edilecek ve bu tutarlara Madde 4 (*Faiz*) uyarınca faiz tahakkuk edecek ve Madde 5 (*Borcun Geri Ödenmesi ve Fesih*) uyarınca geri ödenecektir.	(d)	Any such interest shall after being capitalised be treated as part of the principal amount of the Loan and shall bear interest in accordance with this Clause 4 (*Interest*) and be repaid in accordance with Clause 5 (*Repayment of the Loan and Termination*).
4.2.	**Temerrüt Faizi**	**4.2.**	**Default Interest**
(a)	Borç Alanın Borcun ödenmemiş bakiyesinin tamamını veya herhangi bir kısmını (tahakkuk eden (ve uygulanabildiği takdirde işbu Madde 4 (*Faiz*) uyarınca kapitalize edilen) faiz dahil) Nihai Vade Tarihinde geri ödememesi halinde, Borç Alan söz konusu gecikmiş tutar üzerinden, önceden herhangi bir bildirime gerek olmaksızın, hem karar öncesi hem de karar sonrası aşağıdaki ölçütler üzerinden hesaplanacak Faiz Oranına eşit bir yıllık faiz ödeyecektir:	(a)	Should the Borrower fail to repay the entirety or any part of the outstanding balance of the Loan (including interest accrued (and, as applicable, capitalized in accordance with this Clause 4 (*Interest*))) on the Final Maturity Date, the Borrower shall pay on such overdue amount, without any prior notice, an annual interest equal to the Interest Rate, both before and after judgement, calculated on the basis of:
	(i) (x) söz konusu ödemenin yapılması gereken tarih (dâhil) ile (y) fiili ödeme tarihi (hariç) arasında geçen tam gün sayısı; ve		(i) the exact number of days elapsed between (x) the date on which such payment should have been made (included) and (y) the date of its actual payment (excluded); and
	(ii) üç yüz altmış (360) günlük bir yıl.		(ii) a three hundred and sixty (360) day-year.
(b)	Borç Alan tarafından ödenmesi gereken kalan temerrüt faizi yıllık bazda tahakkuk edecektir.	(b)	Any remaining default interest due by the Borrower will accrue on an annual basis.
5.	**BORCUN GERİ ÖDENMESİ VE FESİH**	**5.**	**REPAYMENT OF THE LOAN AND TERMINATION**
(a)	Borç Veren ve Borç Alan tarafından aksi kararlaştırılmadıkça, Borç, tahakkuk eden (ve uygulanabildiği takdirde Madde 4 (*Faiz*) uyarınca kapitalize edilen) faiz de dâhil olmak üzere, 5 Aralık 2024 (**"Nihai Vade Tarihi"**) tarihinde geri ödenecektir.	(a)	Unless otherwise agreed by the Lender and the Borrower, the Loan, including interest accrued (and, as applicable, capitalized in accordance with Clause 4 (*Interest*)), shall be due to be repaid on 5 December 2024 (**"Final Maturity Date"**)
(b)	Borç Alan, kendi takdirine bağlı olarak Borcun tamamını veya bir kısmını erken ödeme hakkına sahip olacaktır.	(b)	The Borrower shall be entitled to prepay all or any part of the Loan in its own discretion.

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(c) €ŠBorç Alan, bu Sözleşme kapsamındaki ödeme yükümlülüklerini, Borç Veren tarafindan kendisine yapilan herhangi bir temettü dağıtımından doğan alacaklarina mahsup etme hakkina sahip olacaktir. (c) €ŠThe Borrower shall be entitled to set-off its payment obligations under this Agreement against its receivables arising under any dividend distribution to it by the Lender. (d) €ŠYukarıdaki (c) bendine tabi olarak, Borç Alanın bu Sözlesme kapsamımda bir ödeme yapması gereken her tarihte, Borç Alan bu tutarı vade tarihinde Borç Verenin kullanımma sunacak ve ödeme Borç Veren tarafindan belirtilen banka hesabına TL olarak yapılacaktır. (d) €ŠSubject to paragraph (c) above, on each date on which the Borrower is to make a payment under this Agreement, the Borrower shall make the same available to the Lender for value on the due date and the payment shall be made in TRY to such account with such bank as specified by the Lender. 6. BORÇ ALANIN TAAHHÜT VE TEKEFFÜLLERİ 6. COVENANTS AND WARRANTIES OF THE BORROWER 6.1. Beyanlar ve Tekeffüller 6.1. Representation and Warranties Borç Alan, asağidaki hususları beyan ve taahhüt eder: The Borrower represents and warrants as follows: (a) €ŠBorç Alan, Türkiye Cumhuriyeti kanunlarina uygun olarak kurulmus ve varliğını geçerli bir şekilde sürdürmekte oıan bir şirkettir. (a) €ŠThe Borrower is a company duly organised, validly existing and in good standing under the laws of Turkey. (b) €Šİşbu Sözleşmenin Borç Alan tarafindan imzalanmasi ve teslimi Borç Alanın kurumsal amacı dahilindedir ve Borç Alanin kurucu dokümanlanna aykırı değildir. (b) €ŠThe execution and delivery by the Borrower of this Agreement are within the Borrower’s corporate object and do not contravene the Borrower’s by-laws. (c) €Šİşbu Sözleşme, genel olarak alacaklılann haklarını etkileyen yürürlükteki iflas, ödeme aczi, yeniden yapilandirma, moratoryum veya benzeri yasalara ve genel hakkaniyet ilkelerine tabi olarak, Borç Alana karşı Sözleşme hükümlerine uygun olarak uygulanabilir yasal, geçerli ve bağlayıcı bir yükümlülük teşkil eder ve Borç Alana karşı icra edilebilirdir. (c) €ŠThis Agreement constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganisation, moratorium or similar laws affecting creditors’ rights generally and to general principles of equity. (d) €ŠHerhangi bir mahkeme, devlet kurumu veya hakem nezdinde Borç Alanı etkileyen, bir bütün olarak ele almdiginda Borç Alanın mali durumunu veya faaliyetlerini önemli ölçüde olumsuz etkileyebilecek veya bu Sözlesmenin hukuka uygunlugunu, geçerliliğini veya icra edilebilirligini etkileyebilecek olan derdest veya ileri sürülmüş bir dava veya hukuki süreç bulunmamaktadır. (d) €ŠThere is no pending or threatened action or proceedings affecting the Borrower before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of the Borrower taken as a whole, or which purports to affect the legality, validity or enforceability of this Agreement. 6.2. Müspet Taahhüt 6.2. Affirmative Covenant Borçlar kapsamıda ödenmesi gereken herhangi bir tutar ödenmemiş kaldığı sürece Borç Alan, (Borç Veren aksi yönde yazılı olarak onay vermedikçe) kurumsal varlığını ve haklarını korumak ve yürürlükte tutmak ve uyulmadığı takdirde Borç Alanın tabi oldugu, mali koşulları veya faaliyetleri üzerinde As long as any amount due under the Loan shall remain unpaid, the Borrower will make all reasonable efforts to at all times cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights, and comply with laws applicable to the Borrower the isolation of which

önemli derecede olumsuz etkiye sahip olabilecek yasalara uymak amaciyla gerekli olan her işlemin yapilmasi için makul tüm çabayi gosterecektir. could h ve a material adverse effect upon the financial conditions or operations of the Borrower (unless the Lender shall otherwise consent in writing). 7. İŞ GÜNÜ 7. BUSINESS DAY İsGünü diSinda bir günde vadesi gelen herhangi bir ödeme, ilgili takvim ayi içerisindeki (eger varsa) müteakip İş Gününde, fakat eger bu diirum ödemenin sonraki takvim ayina ertelenmesine sebep oluyorsa önceki İş Gününde yapilacaktir. Any payment that becomes due on a day other than a Business Day shall be made on the next Business Day of the same calendar month; unless it results in a postponement to the next calendar month in which case payment becomes due on the previous Business Day. 8. FERAGAT 8. WAIVER Bu Sözleşme kapsammdaki herhangi bir hakkin veya çözümyolunun kullanilmamasi veya kullanilmasindaki herhangi bir gecikme, söz konusu hak veya çözüm yolundan feragat edildigi veya bu Sözleşmenin teyit edildiginin seçildigi anlamina gelmeyecektir. Bu Sözleşmeyi teyit etmeye yönelik hiçbir seçim yazih olmadigi sürece geçerli olmayacaktir. Herhangi bir hakkin ya da çözüm yolunun tek baçina ya da kismen kullanilmasi, baçka bir hakkin ya da çözüm yolunun kullamlmasim engellemeyecektir. Bu Sözlesmede saglanan haklar ve çözüm yollari kümülatiftir ve kanunla saglanan herhangi bir hak veya çareyi yürürlükten kaldirmaz. No failure to exercise, nor any delay in exercising, any right or remedy under this Agreement shall operate as a waiver of any such right or remedy or constitute an élection to affirm this Agreement. No election to affirm this Agreement shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remédies provided in this Agreement are cumulative and not exclusive of any rights or remédies provided by law. 9. DEVİR VE TEMLİKLER 9. ASSIGNMENTS AND TRANSFERS (a) €ŠBorç Veren, bu Sözleşme kapsammdaki hak ve yükümlülüklerini kendi takdirine bagli olarak devredebilir veya temiik edebilir. (a) €ŠThe Lender may assign or transfer its rights and obligations under this Agreement at its own discrétion. (b) €ŠBorç Alan, Borç Verenin önceden yazih izni olmaksizm bu Sözleşme kapsammdaki hak ve yükümlülüklerinden herhangi birini devir veya temiik edemez. (b) €ŠThe Borrower may not assign or transfer any of its rights or obligations under this Agreement, without the prior written consent of the Lender. 10. BİLDtRİMLER 10. NOTICES Bu Sözleşme kapsammda veya bu Sözleşme ile baglantih olarak yapilacak her türlü bildirim, talep veya iletişim yazih olarak ve İngilizce dilinde (veya yürürlükteki yasalarm gerektirmesi halinde Türkçe dilinde) yapilacaktir ve söz konusu bildirim, talep veya iletişim, aksi belirtilmedikçe, faks, elektronik iletişim, e-posta veya mektup yoluyla da yapilabilecektir ve Türkiye’deki herhangi bir dava, işlem veya yargilama sirasinda Hukuk Muhakemeleri Kanunu’nun (6100 sayili Kanun) 193. Maddesinin birinci fikrasi hükümleri uyarinca taraflar arasinda yazih delil teşkil edecektir. Any notice, request or communication to be made under or in connection with this Agreement shall be made in writing and in English language (or, if required by applicable law, in Turkish language) and unless otherwise stated, may be made by fax, electronic communication, email or letter and shall be legally valid written evidence between the parties thereto pursuant to the provisions of the first paragraph of Article 193 of the Civil Procedure Code of the Republic of Turkey (Law No. 6100) for the purpose of any suit, action or proceeding in Turkey. 11.KISMHÜKÜMSÜZLÜK 11. PARTIALINVALDHTY

Herhangi bir zamanda, bu Sözleşmenin herhangi bir hükmü herhangi bir yargı alanının herhangi bir yasası uyarınca yasadışı, geçersiz veya icra edilemez hale gelirse, kalan hükümlerin yasallığı, geçerliliği veya uygulanabilirliği ve söz konusu hükmün başka herhangi bir yargı alanının yasaları uyarınca yasallığı, geçerliliği veya uygulanabilirliği hiçbir şekilde etkilenmeyecek veya ortadan kalkmayacaktır.	If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.
12. UYGULANACAK HUKUK VE YARGI MERCİ	**12. GOVERNING LAW AND JURISDICTION**
(a) İşbu Sözleşme ve işbu Sözleşmeden kaynaklanan veya işbu Sözleşme ile bağlantılı olan tüm sözleşme dışı yükümlülükler Türk Hukuku hükümlerine tabi olacaktır.	(a) This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by Turkish law.
(b) İşbu Sözleşme kapsamında veya işbu Sözleşme ile bağlantılı olarak ortaya çıkan herhangi bir uyuşmazlık, Taraflarca iyiniyetli müzakereler yoluyla çözülmeye çalışılacaktır. Tarafların müzakerelerin başlamasından itibaren otuz (30) gün içinde karşılıklı olarak kabul edilebilir bir karara varamamaları halinde, Taraflar işbu Sözleşmeden kaynaklanan veya işbu Sözleşmeyle bağlantılı olarak ortaya çıkan her türlü ihtilafın (işbu Sözleşmenin veya işbu Sözleşmeden kaynaklanan veya işbu Sözleşmeyle bağlantılı herhangi bir sözleşme dışı yükümlülüğün varlığı, geçerliliği veya sona ermesi ile ilgili bir ihtilaf dâhil) çözümünde İstanbul (Çağlayan) Mahkemeleri'nin münhasıran yetkili olacağını gayrikabili rücu olarak kabul ederler.	(b) Any dispute arising under this Agreement or in connection hereto, the Parties shall try to settle by amicable negotiations. In the event that, the Parties fail to come to a mutually acceptable decision within thirty (30) days from the beginning of negotiations, the Parties irrevocably agree that İstanbul (Çağlayan) Courts shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement).
13. MASRAFLAR, GİDERLER VE VERGİLER	**13. COSTS, EXPENSES AND TAXES**
(a) Yasalar gerektirmedikçe veya Borç Alan ve Borç Veren aksini kararlaştırmadıkça, Borç Alan tarafından işbu Sözleşme kapsamında yapılan tüm ödemeler, herhangi bir vergi, mahsup veya karşı talep için veya bunlardan dolayı herhangi bir kesinti yapılmaksızın ve bunlardan ari olarak yapılacaktır.	(a) Unless required by law or the Borrower and the Lender agree otherwise, all payments made by the Borrower hereunder shall be made free and clear of and without any deduction for or on account of any tax, set-off or counterclaim.
(b) Borç Alan ve Borç Veren aksini kararlaştırmadıkça işbu Sözleşmenin hazırlanması, yürütülmesi, teslimi, ifası ve tescili ve icrası ile bağlantılı olarak ortaya çıkan tüm masraflar ve harcamalar ilgili masraf ve harcamalara maruz kalan Taraf tarafından ödenecektir ve her bir Taraf	(b) Unless the Borrower and the Lender agree otherwise, all costs and expenses incurred in connection with preparation, execution, delivery, performance and registration and enforcement of this Agreement shall be paid by the Party incurring such expenses or costs, and each Party shall pay one-half of all taxes (including stamp duty).

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vergilerin (damga vergisi dâhil) yarısını ödeyecektir.	
14. DİL	**14. LANGUAGE**
İşbu Sözleşme Türkçe ve İngilizce olarak akdedilmiştir. İşbu Sözleşmenin İngilizce versiyonu ile Türkçe versiyonu arasında herhangi bir çelişki veya tutarsızlık olması durumunda veya işbu Sözleşmenin İngilizce versiyonu veya Türkçe versiyonundaki herhangi bir hükmün yorumlanmasına ilişkin herhangi bir anlaşmazlık durumunda, işbu Sözleşmenin Türkçe versiyonu geçerli olacaktır.	This Agreement has been executed in Turkish and English. In the event of any conflict or inconsistency between English language version and the Turkish language version of this Agreement or for any dispute regarding the interpretation of any provision in the English language version or the Turkish language version of this Agreement, the Turkish language version of this Agreement shall prevail.

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İMZA SAYFASI – BORÇ SÖZLEŞMESİ / SIGNATURE PAGE – LOAN AGREEMENT

MNG Havayolları ve Taşımacılık A.Ş. adına / Signed for and on behalf of MNG Havayolları ve Taşımacılık A.Ş.

İmza Yetkilisi / Authorised signatory

MEHMET NAZİF GÜNAL

Mapa İnşaat ve Ticaret A.Ş. adına / Signed for and on behalf of Mapa İnşaat ve Ticaret A.Ş.

İmza Yetkilisi / Authorised signatory

MEHMET NAZİF GÜNAL

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